Aces Wired, Inc.

Unaudited Pro Forma Financial Information

July 30, 2006

Aces Wired, Inc.

Unaudited Pro forma Financial Information

July 30, 2006

Introduction to Pro Forma Financial Information

On October 4, 2006, OEF Corporate Solutions, Inc. (“OEF”), a public shell company, acquired all of the partnership interests of Goodtime Action Amusement Partners, L.P. (“GAAP LP”) in exchange for 7,663,580 shares of common stock of the Company with GAAP LP being the surviving entity (the “Merger”). Following the completion of the Merger, GAAP LP merged into OEF with GAAP LP being the accounting acquirer and surviving corporation. OEF immediately changed its name to Aces Wired, Inc.

As a condition to the Merger, Aces Wired, Inc. conducted a private placement offering of its Series A Convertible Preferred Stock and an option to purchase up to 20% additional Preferred shares (“Preferred stock purchase option”) to institutional investors and other high net worth individuals. The offering was a condition to the Merger, and the Merger was contingent on the offering. On October 9, 2006, Aces Wired, Inc. completed a sale of shares of its Series A Convertible Preferred Stock and Preferred stock purchase options in a private placement transaction (the “Offering”). Aces Wired, Inc. sold 1,612,000 shares of Series A Convertible Preferred Stock plus the Preferred stock purchase option at a price of $5.00 per share. The Preferred stock purchase option is exercisable at $5.00 per share.

The accompanying unaudited pro forma consolidated balance sheet of OEF and GAAP LP gives effect to the Merger as if it had been completed as of July 30, 2006. The unaudited pro forma consolidated statements of operations give effect to the Merger as if it had been completed as of November 1, 2004. The pro forma statement of operations for the year ended October 30, 2005 reflects the financial information of K&B Sales, Inc. (“K&B Sales”) (the “Predecessor Business”) since it represents a significant majority of GAAP LP’s predecessor business. The pro forma adjustments are described in the accompanying notes. These unaudited pro forma consolidated financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position had the Merger taken place on July 30, 2006, or November 1, 2004, nor is it indicative of the results that may be expected for future periods. The pro forma consolidated financial statements should be read in conjunction with OEF’s financial statements and related notes in its Annual Report on Form 10-KSB for the year ended December 31, 2005, OEF’s Quarterly Report in its Form 10-QSB for the nine-month period ended September 30, 2005 and the six-month period ended June 30, 2006 and in conjunction with the financial statements and related notes of OEF included in this current report on Form 8-K.

Basis of Presentation

The OEF historical balances as of July 30, 2006 represent the unaudited balance sheet as of June 30, 2006 and corresponding unaudited statement of operations for the nine months ended June 30, 2006. The unaudited statement of operations was derived by adding the unaudited quarter ended December 31, 2005, which represents the audited year to date activity for December 31, 2005 less the unaudited nine months activity for September 30, 2005, to the unaudited six-month period ended June 30, 2006. The OEF amounts used within the pro forma statement of operations for the year ended October 30, 2005 are the historical amounts as of December 31, 2005 from audited financial statements contained within our Annual Report on Form 10-KSB for the year ended December 31, 2005.

The unaudited balance sheet and unaudited statement of operations of GAAP LP for the nine-month period ended July 30, 2006 were compiled from their historical financial statements. The historical statement of operations of K&B Sales for the year ended October 30, 2005 was derived from audited financial statements contained elsewhere in this document.

Aces Wired, Inc.

Pro Forma Consolidated Balance Sheet

July 30, 2006
(Unaudited)

	OEF	GAAP LP	Total	Pro forma Adjustments		Pro forma Total
Assets

Current Assets
Cash	$115	$753,562	$753,677	$7,381,625	(a)	$8,135,187
				(115)	(b)
Accounts receivable	-	868,699	868,699	-		868,699
Accounts receivable-related party	-	-	-	-		-
Inventory	-	1,103,980	1,103,980	-		1,103,980
Prepaid expenses and other current assets	-	453,961	453,961	-		453,961
Deferred income taxes	-	59,810	59,810	-		59,810

Total current assets	115	3,240,012	3,240,127	7,381,510		10,621,637

Property and equipment, net	3,464	4,049,251	4,052,715	(3,464	) (b)	4,049,251
Other assets	-	1,250,763	1,250,763	(15,110	) (a)	1,235,653

Total assets	$3,579	$8,540,026	$8,543,605	$7,362,936		$15,906,541

Liabilities and Shareholders’ Equity (Deficit)

Current Liabilities

Current maturities of capital lease and notes payable	$-	$654,788	$654,788	$-		$654,788
Line of credit	-	300,000	300,000	-		300,000
Accounts payable and accrued liabilities	-	1,205,746	1,205,746	-		1,205,746
Income taxes payable	-	512,183	512,183	-		512,183
Notes payable and accrued interest related parties	34,497	33,789	68,286	(34,497	) (b)	33,789

Total current liabilities	34,497	2,706,506	2,741,003	(34,497)		2,706,506

Capital lease and notes payable, net	-	719,654	719,654	-		719,654
Notes payable - related parties	-	1,200,000	1,200,000	-		1,200,000
Deferred income taxes, net and other liabilities	-	100,329	100,329	-		100,329

Commitments and contingencies	-	-	-	-		-

Shareholders’ equity (deficit)
Preferred stock	-	-	-	1,612	(a)	1,612
Discount on preferred stock - unamortized	-	-	-	(349,373	) (a)	(349,373)
Common stock	3,855	-	3,855	4,145	(b)	8,000
Additional paid-in capital	86,945	-	86,945	7,714,276	(a)	11,066,814
				3,265,593	(b)
Partners’ capital	-	3,813,537	3,813,537	(3,813,537	) (b)	-
Retained earnings	-	-	-	452,999	(b)	452,999

Accumulated deficit during the development stage	(121,718)	-	(121,718)	121,718	(b)	-

Total shareholders’ equity (deficit)	(30,918)	3,813,537	3,782,619	7,397,433		11,180,052
Total liabilities and shareholders’ equity (deficit)	$3,579	$8,540,026	$8,543,605	$7,362,936		$15,906,541

See accompanying notes to the unaudited pro forma consolidated financial statements.

Aces Wired, Inc.

Pro Forma Consolidated Statement of Operations

For the Nine Months Ended July 30, 2006
(Unaudited)

	OEF	GAAP LP	Total	Pro forma Adjustments		Pro forma Total

Revenues
Bingo supply and services	$-	$11,877,879	$11,877,879	$-			$11,877,879
Amusement centers	-	1,581,557	1,581,557	-			1,581,557
Gross revenues	-	13,459,436	13,459,436	-			13,459,436
Less promotional allowances	-	41,360	41,360	-			41,360
Net revenues	-	13,418,076	13,418,076	-			13,418,076
Expenses
Cost of sales - bingo supply and services	-	6,470,362	6,470,362	-			6,470,362
Operating expenses - bingo supply and services	-	2,876,828	2,876,828	-			2,876,828
Operating expenses - amusement centers	-	1,534,083	1,534,083	-			1,534,083
Corporate overhead	9,788	2,244,703	2,254,491	-			2,254,491
Depreciation and amortization	869	595,532	596,401	-			596,401

Total expenses	10,657	13,721,508	13,732,165	-			13,732,165

Operating income (loss)	(10,657)	(303,432)	(314,089)	-			(314,089)

Other income (expense)
Interest income	-	9,794	9,794	-			9,794
Other income (expense)	-	25,082	25,082	-			25,082
Interest expense	(1,914)	(46,690)	(48,604)	-			(48,604)
Income (loss) before provision for income taxes	(12,571)	(315,246)	(327,817)	-			(327,817)
Provision for income taxes	-	(496,190)	(496,190)	-			(496,190)

Net loss	$(12,571)	$(811,436)	$(824,007)	$-			$(824,007)

Basic and diluted loss per common share	$0.00					$	(0.10)

Basic and diluted weighted average number of common shares outstanding	3,855,200			4,144,800	(b)		8,000,000

See accompanying notes to the unaudited pro forma consolidated financial statements.

Aces Wired, Inc.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended October 30, 2005
(Unaudited)

	OEF	K&B Sales, Inc. (Predecessor Business)	Total	Pro Forma Adjustments		Pro Forma Total

Revenues
Bingo supply and services	$303	$14,946,656	$14,946,959	$-		$14,946,959
Expenses
Cost of sales - bingo supply and services	-	8,452,421	8,452,421	-		8,452,421
Operating expenses - bingo supply and services	-	3,658,926	3,658,926	-		3,658,926
Corporate overhead	17,351	2,474,695	2,492,046	-		2,492,046
Depreciation and amortization	1,169	330,774	331,943	-		331,943

Total expenses	18,520	14,916,816	14,935,336	-		14,935,336

Operating income (loss)	(18,217)	29,840	11,623	-		11,623

Other income (expenses)
Interest income	-	9,763	9,763	-		9,763
Other income	-	31,831	31,831	-		31,831
Interest expense	(1,745)	-	(1,745)	-		(1,745)

Income (loss) before provision for income taxes	(19,962)	71,434	51,472	-		51,472
Provision for income taxes	-	(26,143)	(26,143)	-		(26,143)

Net income (loss)	$(19,962)	$45,291	$25,329	$-		$25,329

Basic and diluted loss per common share	$(0.01)					$0.00

Basic weighted average number of common shares outstanding	3,855,200			4,144,800	(b)	8,000,000

Diluted weighted average number of common shares outstanding	3,855,200			1,612,000	(a)	9,612,000
				4,144,800	(b)

See accompanying notes to the unaudited pro forma consolidated financial statements.

Aces Wired, Inc.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U. S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

NOTE 2 - THE MERGER

On October 4, 2006, OEF entered into an Agreement and Plan of Merger with GAAP LP by which OEF acquired all of the partnership interests of GAAP LP in exchange for 7,663,580 shares of common stock of the Company with GAAP LP being the surviving entity. Prior to this acquisition, OEF had no operations and nominal assets and liabilities. Prior to the merger, OEF completed a 11.46 for 1 reverse stock split that reduced the number of its outstanding shares from 3,855,200 to 336,420. In addition, prior to the merger, OEF paid off all of its outstanding liabilities. Following the completion of the merger, GAAP LP merged into OEF with GAAP LP being the accounting acquirer and surviving corporation. OEF immediately changed its name to Aces Wired, Inc.

NOTE 3 - THE OFFERING

As a condition to the Merger, Aces Wired, Inc. conducted a private placement offering of its Series A Convertible Preferred Stock and an option to purchase up to 20% additional Preferred shares (“Preferred stock purchase option”) to institutional investors and other high net worth individuals. The offering was a condition to the Merger, and the Merger was contingent on the offering. On October 9, 2006, Aces Wired, Inc. completed a sale of shares of its Series A Convertible Preferred Stock and Preferred stock purchase options in a private placement transaction (the “Offering”). Aces Wired, Inc. sold 1,612,000 shares of Series A Convertible Preferred Stock plus the Preferred stock purchase option at a price of $5.00 per share. The Preferred stock purchase option is exercisable at $5.00 per share.

The value of the Preferred stock purchase option of $349,373 was determined using the Black-Scholes option pricing model. Since the accounting conversion price of the Series A Convertible Preferred Stock on the effective date of issuance, after taking into account the fair value of the Preferred stock purchase option, was less than the $5.00 value of the Company’s common stock, a beneficial conversion feature of $349,373 existed, which was recorded as a discount to the carrying value of the Series A Convertible Preferred Stock and a credit to additional paid-in capital.

Aces Wired, Inc.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 4 - PRO FORMA ADJUSTMENTS

Consolidated balance sheet - July 30, 2006

(a)	To record the receipt of offering proceeds, net of offering costs.

(b)
To record the acquisition of OEF after adjustments for the reverse stock split and change in par value, to pay off all outstanding liabilities and to eliminate the historical OEF equity accounts to reflect the reverse merger.